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                                                       Exhibit 99.(d)(1)(A)(iv)

[ING FUNDS LOGO]


February 25, 2004


Mr. David Jacobson
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Dear Mr. Jacobson:

     Pursuant to the Management Agreement dated May 24, 2002, as amended, between ING Investors Trust and Directed Services, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Evergreen Health Sciences Portfolio and ING Evergreen Omega Portfolio (the "Portfolios"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE B, with the annual investment management fee indicated for the Portfolios, is attached hereto.

     Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Portfolios.


                                             Very sincerely,

                                              /s/ Robert S. Naka

                                             Robert S. Naka
                                             Senior Vice President
                                             ING Investors Trust


ACCEPTED AND AGREED TO:
Directed Services, Inc.


By:      /s/ David L. Jacobson
Name:    David L. Jacobson
Title:   SVP, Duly Authorized
         --------------------

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                               AMENDED SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, Inc. (the "Manager") to the following Series of the ING Investors Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

SERIES                                                                                   RATE
------                                                                                   ----
ING Fund for Life Series                                                                0.2500%

ING AIM Mid Cap Growth Portfolio                                     0.7500% first $750 million in combined assets
ING Capital Guardian Small Cap Portfolio                                            of these Series
ING Eagle Asset Capital Appreciation Portfolio                                 0.7000% next $1.25 billion
ING Hard Assets Portfolio                                                      0.6500% next $1.5 billion
ING Jennison Equity Opportunities Portfolio                           0.6000% on assets in excess of $3.5 billion
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio

ING Alliance Mid Cap Growth Portfolio                                 0.8500% first $250 million in combined assets
ING Marsico Growth Portfolio                                                    of these Series
                                                                               0.8000% next $400 million
                                                                               0.7500% next $450 million
                                                                      0.7000% on assets in excess of $1.1 billion

ING Capital Guardian Large Cap Value Portfolio                               0.7500% on first $500 million
                                                                              0.7000% on next $250 million
                                                                              0.6500% on next $500 million
                                                                      0.6000% on assets in excess of $1.25 billion

ING Capital Guardian Managed Global Portfolio                                1.0000% on first $500 million
                                                                      0.8000% on assets in excess of $500 million

ING Developing World Portfolio                                                          1.2500%

ING Evergreen Health Sciences Portfolio                                     0.75% on the first $500 million
                                                                       0.70% on assets in excess of $500 million

ING Evergreen Omega Portfolio                                               0.60% on the first $750 million
                                                                       0.55% on assets in excess of $750 million

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
SERIES                                                                                   RATE
------                                                                                   ----
ING FMR(SM) Diversified Mid Cap Portfolio                              0.7500% of first $500 million in combined
ING UBS U.S. Balanced Portfolio                                                  assets of these Series
                                                                         0.7000% of next $250 million in assets
                                                                              0.6500% of next $500 million
                                                                      0.6000% on assets in excess of $1.25 billion

ING Goldman Sachs Internet Tollkeeper(SM) Portfolio                      1.3500% on first $1 billion in assets
                                                                     1.2500% of amount in excess of $1 billion in
                                                                                         assets

ING International Portfolio                                             1.0000% of first $500 million of assets
                                                                      0.8000% on assets in excess of $500 million

ING Janus Special Equity Portfolio                                     0.8100% on first $250 million in combined
ING Janus Growth and Income Portfolio                                            assets of these Series
                                                                              0.7700% on next $400 million
                                                                              0.7300% on next $450 million
                                                                      0.6700% on assets in excess of $1.1 billion

ING Julius Baer Foreign Portfolio                                             1.0000% on first $50 million
                                                                              0.9500% on next $200 million
                                                                              0.9000% on next $250 million
                                                                      0.8500% on assets in excess of $500 million

ING JPMorgan Small Cap Equity Portfolio                                       0.9000% on first $200 million
                                                                              0.8500% on next $300 million
                                                                              0.8000% on next $250 million
                                                                      0.7500% on assets in excess of $750 million

ING Limited Maturity Bond Portfolio                                    0.3500% on first $200 million in combined
ING Liquid Assets Portfolio                                                      assets of these Series
                                                                              0.3000% on next $300 million
                                                                      0.2500% on assets in excess of $500 million

ING Mercury Focus Value Portfolio                                      0.8000% on first $500 million in combined
ING Mercury Fundamental Growth Portfolio                                         assets of these Series
                                                                              0.7500% on next $250 million
                                                                              0.7000% on next $500 million
                                                                              0.6500% on next $750 million
                                                                       0.6000% on assets in excess of $2 billion

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
SERIES                                                                                   RATE
------                                                                                   ----
ING MFS Mid Cap Growth Portfolio                                       0.7500% on first $250 million in combined
ING MFS Research Portfolio                                                      assets in these Series
ING MFS Total Return Portfolio                                                0.7000% on next $400 million
                                                                              0.6500% on next $450 million
                                                                      0.6000% on assets in excess of $1.1 billion

ING PIMCO Core Bond Portfolio                                                 0.7500% on first $100 million
                                                                              0.6500% on next $100 million
                                                                      0.5500% on assets in excess of $200 million

ING Salomon Brothers All Cap Portfolio                                 0.7500% on first $500 million in combined
ING Salomon Brothers Investors Portfolio                                         assets of these Series
                                                                              0.7000% on next $250 million
                                                                              0.6500% on next $500 million
                                                                      0.6000% on assets in excess of $1.25 billion

ING Van Kampen Equity Growth Portfolio                                          0.6500% first $1 billion
                                                                       0.6000% on assets in excess of $1 billion

ING Van Kampen Global Franchise Portfolio                                      1.0000% first $250 million
                                                                               0.9000% next $250 million
                                                                      0.7500% on assets in excess of $500 million

ING PIMCO High Yield Portfolio                                                          0.4900%

ING Stock Index Portfolio                                                               0.2700%
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